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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Cathay Bancorp, Inc.

     We consent to the incorporation by reference in the registration statement on Form S-4 of Cathay Bancorp, Inc. of our report dated January 29, 1996, on the consolidated financial statements of Cathay Bancorp, Inc., and subsidiary as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 which report appears in the December 31, 1995, annual report on Form 10-K of Cathay Bancorp, Inc., incorporated herein by reference, and to the reference to our Firm under the heading "EXPERTS" in the Prospectus. Our report dated January 29, 1996, contains an explanatory paragraph that states that Cathay Bancorp, Inc. and subsidiary adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" as amended by Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosure" on January 1, 1995.

KPMG PEAT MARWICK LLP

Los Angeles, California

October 10, 1996